UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 26, 2012

Date of Report (Date of earliest event reported)

Bionovo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33498	20-5526892
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

5858 Horton Street, Suite 400, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 601-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

On October 26, 2012, 2:00 p.m. Pacific Time, Bionovo, Inc. a Delaware corporation (the “Company”), filed a Voluntary Petition for Chapter 7 with the U.S. Bankruptcy Court, Northern District of California, Office 4, Oakland, CA.

The case number is 12-48725 assigned to Judge William J. Lafferty and Trustee Michael G. Kasolas. The first meeting of creditors with 341(a) will be held on November 19, 2012 at 11:30 a.m. at the Oakland U.S. Trustee Office.

The Company's assets and liabilities were filed with the U.S. Bankruptcy Court, Northern California District. All of the Company's assets will be liquidated. The Company estimates that, after any exempt property is excluded and administrative expenses paid, there will be no funds available for distribution to unsecured creditors.

"Despite scientific, clinical and regulatory success, Bionovo was unable to secure funding for its Phase 3 clinical trial for MF101 (Menerba), a novel botanical drugs for the treatment of menopausal symptoms", said Dr. Isaac Cohen, Ex- Chairman and Ex- CEO of Bionovo, Inc. "On October 4, 2012, Bionovo received a response to a formal dispute appeal with the FDA, stating that MF101 is approvable if safety and efficacy were to be demonstrated in clinical testing. More so, the FDA stated clearly and unambiguously that the CMC package and the 10 batch records for MF101, Bionovo provided for the Phase 3 clinical testing were accepted by the Agency."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionovo, Inc.

Date: November 1, 2012	By:	/s/ Isaac Cohen
Isaac Cohen
Ex-Chairman and Ex- Chief Executive Officer